EXHIBIT 10.22

The Norwich Savings Society Non-Qualified Deferred Compensation Trust Agreement,

dated June 27, 1995 between

The Norwich Savings Society and Sachem Trust National Association

THE NORWICH SAVINGS SOCIETY

NON-QUALIFIED DEFERRED COMPENSATION

TRUST AGREEMENT

THIS AGREEMENT, made and entered into this 27th day of June, 1995 by and between The Norwich Savings Society and Sachem Trust National Association (herein referred to as “Trustee”).

WHEREAS, Norwich Financial Corp. and The Norwich Savings Society (herein referred to either separately or collectively as the context requires, as “Bank”) have adopted The Norwich Savings Society Non-Qualified Deferred Compensation Plan and, in the case of The Norwich Savings Society, The Norwich Savings Society Executive Non-Qualified Pension Restoration Plan (herein referred to both individually and collectively, as the context requires, as the “Plan” or “Plans”); and

WHEREAS, Bank has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plans; and

WHEREAS, Bank wishes to establish a trust (herein referred to as the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors in the event of Bank’s Insolvency, as herein defined, until paid to the Plan’s participants and their beneficiaries in such manner and at such times as specified in the Plan; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded Plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

NOW THEREFORE, the parties do hereby establish the Trust, and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1: Establishment of Trust

(a) Bank hereby deposits with Trustee in trust $ N/A which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which Bank is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Bank and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Bank. Any assets held by the Trust will be subject to the claims of Bank’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) Bank, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

Section 2: Payments to Participants and Beneficiaries

(a) Bank shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect to each Plan Participant (and his or her beneficiaries) that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Bank.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Bank or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) Bank may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Bank shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Bank shall make the balance of each such payment as it falls due. Trustee shall notify Bank where principal and earnings are not sufficient.

Section 3: Trustee Responsibility Regarding Payments to Trust Beneficiary when Bank is Insolvent

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Bank is Insolvent. Bank shall be considered “Insolvent” for purposes of this Trust Agreement if either Bank (i) is unable to pay its debts as they become due, or (ii) is subject to a pending liquidation proceeding under relevant state or federal laws.

(b) At all times during the continuance of the Trust, as provided in Section l(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Bank under federal and state law as set forth below:

(1) The Board of Directors or the Chief Executive Officer of Bank shall have the duty to inform Trustee in writing of Bank’s Insolvency. If a person claiming to be a creditor of Bank alleges in writing to Trustee that Bank has become Insolvent, Trustee shall determine whether Bank is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries. In determining whether or not Bank is Insolvent, Trustee shall be fully protected and entitled to rely on the determination of an independent certified public accountant retained by Trustee for purposes of such determination.

(2) Unless Trustee has actual knowledge of Bank’s Insolvency, or has received notice from Bank or a person claiming to be a creditor alleging that Bank is Insolvent, Trustee shall have no duty to inquire whether Bank is Insolvent. Trustee may in all events rely on such evidence concerning Bank’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Bank’s solvency.

(3) If at any time Trustee has determined that Bank is Insolvent, Trustee shall discontinue payment to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Bank’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Bank with respect to benefits due under the Plan or otherwise.

(4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Bank is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4: Payments to Bank

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Bank shall have no right or power to direct Trustee to return to Bank or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

Section 5: Investment Authority

All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, provided that if the Plan so provides, the Trustee may take into consideration participant investment direction in accordance with rules established by Bank.

Section 6: Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7: Trustee Accounting

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Bank and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8: Responsibility of Trustee

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability of any person for any action taken pursuant to a direction, request or approval given by Bank which is contemplated by, and in conformity to, the terms of the Plan or this Trust and is given in writing by Bank. In the event of a dispute between Bank and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Bank agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If Bank does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(c) Trustee may consult with legal counsel (who may also be counsel for Bank generally) with respect to any of its duties or obligations hereunder.

(d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in the performance of any of its duties or obligations hereunder.

(e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9: Compensation and Expenses of Trustee

Bank shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

Section 10: Resignation and Removal of Trustee

(a) Trustee may resign at any time by written notice to Bank, which shall be effective 30 days after receipt of such notice unless Bank and Trustee agree otherwise.

(b) Trustee may be removed by Bank on 30 days notice or upon shorter notice accepted by Trustee.

(c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Bank extends the time limit.

(d) If Trustee resigns or is removed, a successor shall be appointed in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11: Appointment of Successor

If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Bank may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Bank or the successor Trustee to evidence the transfer.

Section 12: Amendment or Termination

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Bank.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Bank.

(c) Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section l(b) hereof.

Section 13: Miscellaneous

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

Section 14: Effective Date

The effective date of this Trust Agreement shall be the 1st day of July, 1995 or, if later, the date of adoption hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement this 27 day of June, 1995.

WITNESSES	THE NORWICH SAVINGS SOCIETY

By:
	Its:	Senior Vice President & Corporate Secretary

WITNESSES	NORWICH FINANCIAL CORP.

By:
	Its:	Vice President & Corporate Secretary

SACHEM TRUST NATIONAL ASSOCIATION

By:
	Its:	President